UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 11, 2010 (February 10, 2010)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania	15601-1689
(Address of principal executive of offices)	(Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2010, Allegheny Energy Supply Company, LLC (“AESC”), a wholly owned subsidiary of Allegheny Energy, Inc. (“AYE”), entered into an amendment (the “AESC Amendment”) to that certain Credit Agreement (the “AESC Credit Agreement”), dated as of September 24, 2009, among AESC, the lenders party thereto, and Bank of America, N.A., as Administrative Agent (collectively, the “AESC Bank Parties”). The AESC Amendment amends clause (d) of the definition of “Change of Control” as defined in the AESC Credit Agreement to provide that a Change of Control shall occur if “90 days shall have elapsed after any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of [AYE]”.

Also on February 10, 2010, AYE and AESC entered into an amendment (the “AYE Amendment”) to that certain Credit Agreement (the “AYE Credit Agreement”), dated as of May 22, 2006, among AYE, AESC, the lenders party thereto, and Citicorp North America, Inc., as Administrative Agent (collectively, the “AYE Bank Parties”). The AYE Amendment amends the definition of “Change of Control” as defined in the AYE Credit Agreement to provide for a substantially identical provision as set forth above in the AESC Amendment.

Also on February 10, 2010, Monongahela Power Company (“Mon Power”), a wholly owned subsidiary of AYE, entered into an amendment (the “Mon Power Amendment”) to that certain Credit Agreement (the “Mon Power Credit Agreement”), dated as of December 18, 2009, among Mon Power, the lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (collectively, the “Mon Power Bank Parties”). The Mon Power Amendment amends the definition of “Change of Control” as defined in the Mon Power Credit Agreement to provide for a substantially identical provision as set forth above in the AESC Amendment.

Also on February 10, 2010, Trans-Allegheny Interstate Line Company (“TrAILCo”), a wholly owned subsidiary of AYE, entered into an amendment (the “TrAILCo Amendment”, and together with the AESC Amendment, the AYE Amendment and the Mon Power Amendment, the “Amendments”) to that certain Credit Agreement (the “TrAILCo Credit Agreement”, together with the AESC Credit Agreement, the AYE Credit Agreement and the Mon Power Credit Agreement, the “Credit Agreements” or individually, a “Credit Agreement”), dated as of January 25, 2010, among TrAILCo, the lenders party thereto, and BNP Paribas, as Administrative Agent (collectively, the “TrAILCo Bank Parties”). The TrAILCo Amendment amends the definition of “Change of Control” as defined in the TrAILCo Credit Agreement to provide for a substantially identical provision as set forth above in the AESC Amendment.

The occurrence of a “Change of Control” event would constitute an event of default under each of the Credit Agreements. As a result of the Amendments, the entry by AYE into that certain Agreement and Plan of Merger, dated as of February 10, 2010 (the “Merger Agreement”), by and among AYE, FirstEnergy Corp., and Element Merger Sub, Inc., a direct wholly-owned subsidiary of FirstEnergy Corp., does not constitute a Change of Control under any of the Credit Agreements. AYE intends to pursue further amendments to each of the Credit Agreements so that a Change of Control (and the resulting event of default) will not occur upon expiration of the 90 day period following the entry by AYE into the Merger Agreement.

Some of the AESC Bank Parties, the AYE Bank Parties, the Mon Power Bank Parties and the TrAILCo Bank Parties have or may have had various relationships with AYE and its affiliates involving the provision of a variety of financial services, including cash management, investment banking, and the issuance of letters of credit.

The AESC Amendment, the AYE Amendment, the Mon Power Amendment, and the TrAILCo Amendment are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment Letter, dated as of February 10, 2010, in respect of the Credit Agreement, dated as of September 24, 2009, among Allegheny Energy Supply Company, LLC, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

10.2	Amendment Letter, dated as of February 10, 2010, in respect of the Credit Agreement, dated as of May 22, 2006, among Allegheny Energy, Inc., Allegheny Energy Supply Company, LLC, the Lenders party thereto, and Citicorp North America, Inc. as Administrative Agent.

10.3	Amendment Letter, dated as of February 10, 2010, in respect of the Credit Agreement, dated as of December 18, 2009, among Monongahela Power Company, the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent.

10.4	Amendment Letter, dated as of February 10, 2010, in respect of the Credit Agreement, dated as of January 25, 2010, among Trans-Allegheny Interstate Line Company, the Lenders party thereto, and BNP Paribas, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.

	By:	/S/ DAVID M. FEINBERG
Dated: February 11, 2010	Name:	David M. Feinberg
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Letter, dated as of February 10, 2010, in respect of the Credit Agreement, dated as of September 24, 2009, among Allegheny Energy Supply Company, LLC, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

10.2	Amendment Letter, dated as of February 10, 2010, in respect of the Credit Agreement, dated as of May 22, 2006, among Allegheny Energy, Inc., Allegheny Energy Supply Company, LLC, the Lenders party thereto, and Citicorp North America, Inc. as Administrative Agent.

10.3	Amendment Letter, dated as of February 10, 2010, in respect of the Credit Agreement, dated as of December 18, 2009, among Monongahela Power Company, the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent.

10.4	Amendment Letter, dated as of February 10, 2010, in respect of the Credit Agreement, dated as of January 25, 2010, among Trans-Allegheny Interstate Line Company, the Lenders party thereto, and BNP Paribas, as Administrative Agent.